UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 28, 2016

QS Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5266 Hollister Avenue, Suite 219 Santa Barbara, California	93111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On November 28, 2016, QS Energy, Inc. (the “Company”) entered into a Field Test Agreement (“Agreement”) with a large Canadian oil company, located in Calgary, Alberta (“COC”). The Agreement confirms COC’s desire to field test (the “Field Test”) the Company’s AOT Viscosity Reduction System (the “AOT Technology” or “AOT”) at a COC facility utilizing a fully functional laboratory-scale AOT device (the “AOT-Lab”) to assess the technical capability of the AOT Technology under field operating conditions. Toward this end, the Agreement provides, among other things, that the Company shall deliver and setup, and thereafter Field Test, the Company’s AOT-Lab equipment at a suitable location to be provided by COC (the “Services”). The Field Test shall be conducted and completed over a consecutive five (5) day period, by a date no later than March 31, 2017. As compensation for the Company’s Services, COC has agreed to pay the Company a fixed sum of $50,000 (USD), payable in two (2) equal installments of $25,000 (USD), each due no later than 30 days from COC’s receipt of the Company’s invoice, the first of which was issued by the Company upon execution of the Agreement, and the second of which shall be issued upon delivery of the Company’s Final Report to COC. The Final Report shall contain, among other things, the results of the Field Test, including technical information and data related thereto, preliminary specifications for a full-scale AOT configuration optimized to pipeline operating parameters supplied by COC, and a pro forma benefit analysis applying the Field Test results to the Company’s recommended AOT configuration and operating parameters provided by COC.

The above description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference. The name of the COC has been redacted on confidentiality grounds.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Field Test Agreement, in redacted form

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2016	QS ENERGY, INC.
	By:	/s/Gregg Bigger
	Name:	Gregg Bigger
	Title:	CEO

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